EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-67770, 333-86478, 333-101829, 333-113620, 333-141891 and 333-147829) and on Form S-8 (Nos. 333-71266, 333-84616, 333-125992, 333-133559 and 333-137021) of Kraft Foods Inc. of our report dated February 22, 2008 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Annual Report on
Form 10-K.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

February 25, 2008